UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 20, 2019

B. RILEY PRINCIPAL MERGER CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-38864	83-2583782
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

299 Park Avenue, 21st Floor

New York, New York 10171

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (212) 457-3300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one-half of one redeemable warrant	BRPM.U	The New York Stock Exchange
Class A common stock, par value $0.0001 per share	BRPM	The New York Stock Exchange
Warrants, each exercisable for one share of Class A common stock	BRPM WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 20, 2019, B. Riley Principal Merger Corp. (the “Company”) received a written notice (the “Notice”) from the staff of the NYSE Regulation division of the New York Stock Exchange (“NYSE”) indicating that the Company is not currently in compliance with Section 802.01B of the NYSE Listed Company Manual (the “Manual”), which requires the Company to maintain a minimum of 300 public stockholders on a continuous basis.

In accordance with Sections 801 and 802 of the Manual, the Company has a period of 45 days to respond with a business plan that demonstrates how the Company expects to return to compliance with the minimum public stockholders requirement within 18 months of receipt of the Notice. The Company anticipates that it will satisfy this listing requirement within such time period once it consummates an initial business combination.

The Company intends to submit a business plan to return to compliance with the minimum public stockholders requirement within the required timeframe. The Listings Operations Committee (the “Committee”) of the NYSE will review the business plan. If the Committee accepts the business plan, the Company’s securities will remain listed on the NYSE and will be subject to quarterly monitoring for compliance with such plan. If the Committee does not accept the business plan, the Company will be subject to suspension and delisting procedures.

The Company’s Class A common stock, warrants and units, which trade under the symbols “BRPM,” “BRPM WS” and “BRPM.U,” respectively, will continue to be listed and traded on the NYSE during the cure period, subject to the Company’s compliance with the NYSE’s other applicable continued listing standards, and will bear the indicator “.BC” on the consolidated tape to indicate noncompliance with the NYSE’s continued listing standards.

Item 7.01. Regulation FD Disclosure.

As required by Section 802.02 of the Manual, the Company issued a press release on August 23, 2019 announcing receipt of the Notice. A copy of the press release is furnished as Exhibit 99.1 hereto.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), as amended, or otherwise subject to the liabilities under that Section. The information in this Item 7.01 shall not be deemed to be incorporated by reference into to the filings of the Company under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filings.

Information Concerning Forward-Looking Statements

The Company makes statements in this Current Report on Form 8-K that constitute “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995, including, but not limited to, with respect to the Company’s ability to consummate an initial business combination, the Company’s intention to submit a business plan to return to compliance with the NYSE’s minimum public stockholders requirement within the required timeframe and the Company’s ability to comply with such plan and the NYSE’s continued listing standards. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “continue,” or the negative of such terms or other similar expressions. The Company has based these forward-looking statements on its current expectations and projections about future events. Forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about the Company that may cause its actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Factors that might cause or contribute to such a discrepancy include, but are not limited to, those described in the “Risk Factors” section of the Company’s final prospectus for its initial public offering and in its other prior and future filings with the U.S. Securities and Exchange Commission. Except as expressly required by applicable securities law, the Company disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
99.1	Press Release, dated August 23, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

B. RILEY PRINCIPAL MERGER CORP.

Dated: August 23, 2019	By:	/s/ Daniel Shribman
Name: Daniel Shribman
Title: Chief Financial Officer

2